Exhibit 99

Colgate Elects Noel Wallace President and Chief Executive Officer and a Member of Its Board of Directors Effective April 2, 2019

NEW YORK--(BUSINESS WIRE)--February 11, 2019--In line with the Company’s well-established long-term succession planning process, Colgate-Palmolive Company (NYSE:CL) announced today that, effective April 2, 2019, Noel Wallace has been elected President and Chief Executive Officer and a member of the Company’s Board of Directors. Ian Cook will serve as Executive Chairman, also effective on April 2, 2019, for a period of up to twelve months in connection with the leadership transition.

Mr. Wallace, 54, Colgate’s President and Chief Operating Officer since July 2018, joined Colgate in 1987 and progressed through a series of senior management roles around the world. In 2002, he became President and General Manager of the Global Toothbrush Division. He then led Colgate Mexico and Colgate U.S. and, in 2010, became President Colgate North America, also leading Colgate’s Global Sustainability strategy. In 2013, he became President, Colgate Latin America and, in 2016, was named Chief Operating Officer, Global Innovation & Growth and Hill’s Pet Nutrition.

Mr. Cook, 66, has served as Colgate’s Chairman and Chief Executive Officer since July 2018 after serving as Chairman, President and Chief Executive Officer from January 2009 to July 2018. He was first appointed Chief Executive Officer and a member of the Board of Directors in July 2007.

Ian Cook, Colgate’s current Chairman and Chief Executive Officer said, “Noel is a truly outstanding leader who is extremely well-prepared to lead Colgate after a highly successful 32-year career guiding Colgate businesses all around the world. Over the last decade, his senior leadership roles have demonstrated his expertise in formulating and executing global strategy and in guiding operational performance. He is exactly the right leader to take the reins as Colgate’s CEO now. He and the Company’s next generation of leaders have my complete confidence.”

Stephen Sadove, the Lead Director of Colgate’s Board of Directors said, “It’s very gratifying to see the Board’s succession planning process, which began more than two years ago, come to fruition with the happy result of Noel’s election as President and CEO, and as a member of the Board. Noel brings exceptional experience and integrity to the job of leading Colgate, together with a sharp focus on accelerating growth. We’re extremely grateful for Ian’s strong leadership as CEO and we are pleased that he has agreed, at the Board’s request, to provide transition guidance to Noel as Executive Chairman.”

Noel Wallace, President and CEO-elect said, “With our innovation and growth strategy generating renewed momentum and a highly energized team of Colgate leaders around the world, I am extremely excited about our future. I look forward to working with all Colgate people as we enter a new phase of growth, taking full advantage of our longstanding strengths and developing new ones to seize emerging opportunities."

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About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, elmex, Tom’s of Maine, Sorriso, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sanex, Elta MD, PCA Skin, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

CONTACT:
John Faucher 212-310-3653
Hope Spiller 212-310-2291